Exhibit 99.1

F O R   I M M E D I A T E   R E L E A S E

February 29, 2012

For more information contact:

Scott Estes (419) 247-2800

Jay Morgan (419) 247-2800

HEALTH CARE REIT, INC. CALLS SERIES F

PREFERRED STOCK FOR REDEMPTION

Toledo, Ohio, February 29, 2012… Health Care REIT, Inc. (NYSE:HCN) today announced that it will redeem all 7,000,000 shares of its 7 5/8% Series F Cumulative Redeemable Preferred Stock (NYSE: HCN PrF, CUSIP: 42217K 403) on April 2, 2012 at a redemption price of $25.00 per share plus accrued and unpaid dividends through April 2, 2012. The redemption price does not include the $0.47656 per share quarterly dividend that will be paid separately on or after April 16, 2012 to holders of record of the Series F Preferred Stock on March 30, 2012.

The Notice of Redemption will be mailed to holders of record of the Series F Preferred Stock on March 2, 2012. Questions related to the Notice of Redemption should be directed to the redemption agent, BNY Mellon Shareowner Services, Attn: Corporate Action Dept., 27th Floor, 480 Washington Boulevard, Jersey City, NJ 07310 or by calling 1-800-777-3674.

About Health Care REIT, Inc. Health Care REIT, Inc., an S&P 500 company with headquarters in Toledo, Ohio, is a real estate investment trust that invests across the full spectrum of seniors housing and health care real estate. The company also provides an extensive array of property management and development services. As of December 31, 2011, the company’s broadly diversified portfolio consisted of 937 facilities in 46 states.

Forward-Looking Statements

This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to, the completion of the redemption as and when anticipated by the company. Additional factors are discussed in the company’s Annual Report on Form 10-K and in its other reports filed from time to time with the Securities and Exchange Commission. The company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

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